UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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DYNACQ HEALTHCARE, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DYNACQ HEALTHCARE, INC.

10304 Interstate 10 East, Suite 369

Houston, Texas 77029

January 8, 2009

To Our Shareholders:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Dynacq Healthcare, Inc., which will be held on February 16, 2009, beginning at 10:00 a.m. Central Standard Time, at 10304 Interstate 10 East, Suite 369, Houston, Texas 77029.

Information about the 2009 Annual Meeting, including matters on which shareholders will act, may be found in the Notice of Annual Meeting and Proxy Statement accompanying this letter. We look forward to greeting in person as many of our shareholders as possible.

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the 2009 Annual Meeting, please complete, sign, date, and promptly return the accompanying proxy in the enclosed envelope. Returning the proxy does NOT deprive you of your right to attend the 2009 Annual Meeting. If you decide to attend the 2009 Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

We look forward to seeing you at the meeting!

Sincerely yours,

/s/ Chiu M. Chan

Chiu M. Chan

Chief Executive Officer and President

DYNACQ HEALTHCARE, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 16, 2009

The 2009 Annual Meeting of the Shareholders of Dynacq Healthcare, Inc. (the “Company”) will be held on February 16, 2009, at 10 a.m. Central Standard Time, at the Company’s executive offices located at 10304 Interstate 10 East, Suite 369, Houston, Texas 77029 for the following purposes:

1.	To elect directors to the Board of Directors to serve until our next annual meeting of shareholders or until their respective successors are elected and qualified.

2.	To ratify the appointment of Killman, Murrell & Company, P.C. as independent auditors for the Company for the fiscal year ending August 31, 2009.

3.	To transact such other business as may properly come before the meeting and any adjournments.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Our Board of Directors is not aware of any other proposals for the 2009 Annual Meeting.

All shareholders of record at the close of business on December 26, 2008, are entitled to notice of and to vote at the meeting or any adjournment. At least a majority of the outstanding shares of the Company are required to be present at the meeting or represented by proxy to constitute a quorum.

By Order of the Board of Directors,

/s/ Chiu M. Chan

Chiu M. Chan

Chairman of the Board, Chief Executive

Officer and President

Houston, Texas

January 8, 2009

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

DYNACQ HEALTHCARE, INC.

PROXY STATEMENT

This proxy statement is furnished to shareholders of Dynacq Healthcare, Inc., a Nevada corporation (the “Company”), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company to be voted at the 2009 Annual Meeting of Shareholders of the Company (the “2009 Annual Meeting”), to be held at the Company’s executive offices located at 10304 Interstate 10 East, Suite 369, Houston, Texas 77029, on the 16 th day of February, 2009, at 10:00 a.m. Central Standard Time, and at any and all adjournments. Shareholders of record at the close of business on December 26, 2008 will be entitled to notice of and to vote at the meeting and at all adjournments.

When a properly executed proxy is received prior to the meeting, the shares represented will be voted at the meeting in accordance with the directions noted. A proxy may be revoked at any time before it is exercised by submitting a written revocation or a later-dated proxy to the Secretary of the Company at the mailing address of the Company provided below, or by attending the meeting in person and so notifying the inspector of elections.

Management does not intend to present any business for a vote at the meeting, other than the election of directors and the ratification of the appointment of the independent auditors. Unless shareholders specify otherwise in their proxies, proxies will be voted FOR the election of director nominees listed in this proxy statement and FOR the ratification of the appointment of the independent auditors. If other matters requiring the vote of shareholders properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote proxies held by them in accordance with their judgment on such matters.

The complete mailing address of the Company’s executive offices is Dynacq Healthcare, Inc., 10304 Interstate 10 East, Suite 369, Houston, Texas 77029. The approximate date on which this proxy statement and the accompanying proxy card were first sent or given to the shareholders of the Company is January 8, 2009.

VOTING SECURITIES

On December 26, 2008, the record date, there were outstanding and entitled to vote 15,548,011 shares of the common stock of the Company, held of record by approximately 506 persons. Shareholders are entitled to one vote, exercisable in person or by proxy, for each share of common stock held on the record date. Cumulative voting is not permitted under the Company’s Certificate of Incorporation or Bylaws.

PROPOSAL 1: ELECTION OF DIRECTORS

The persons whose names are set forth as proxies in the enclosed proxy card will vote all shares over which they have discretionary authority “FOR” the election of the nominees named below unless otherwise directed. Although the Board of Directors of the Company does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed proxies will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.

The Board of Directors recommends a vote FOR each of the nominees named below. The affirmative vote of holders of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the 2009 Annual Meeting is required to elect each director nominee. Each director will be elected for a one-year term or until his or her successor has been elected and qualified.

The following table sets forth, for each nominee for election as a director, his or her name, principal occupation, age and the year in which he or she first became a director of the Company. The nominees have consented to be named in this proxy statement and to serve as directors, if elected.

Name	Principal Occupation	Age	Director Since
Chiu M. Chan	Mr. Chiu Chan has served as our president and chief executive officer since July 1992. Mr. Chan is a registered pharmacist and during the period from May 1978 to July 1992 was employed by various healthcare service organizations in Houston, Texas. Mr. Chan earned a Bachelor of Science degree in Pharmacy from the University of Houston. Mr. Chiu M. Chan is not related to Mr. Philip S. Chan.	56	1992

Philip S. Chan	Mr. Philip Chan has served as our vice president of finance, chief financial officer, and treasurer since July 1992. Mr. Chan earned advanced accounting degrees from the University of Houston and is a certified public accountant in the State of Texas. Mr. Philip S. Chan is not related to Mr. Chiu M. Chan.	57	1992

Stephen L. Huber	Mr. Huber is a registered pharmacist and earned a Bachelor of Science degree in Pharmacy and a Masters of Science in Hospital Pharmacy, both from the University of Houston. From 1991 to 1999, Mr. Huber served as the Deputy Division Head for patient care services at the University of Texas M.D. Anderson Cancer Center. In 1999, Mr. Huber joined Cortex Communications, Inc., a medical education company, as president and chief operating officer. In 2001, Mr. Huber joined Medicus International, now known as Publicis Healthcare Communications Group, a global medical communications company, as its senior vice president and president of Medical and Scientific Affairs. Mr. Huber continues to serve as a research consultant to M.D. Anderson Cancer Center.	58	1992

Earl R. Votaw	Mr. Votaw earned a Bachelor of Arts degree from the University of the Americas in Mexico City and a certificate of graduation from the Graduate School of Mortgage Banking from Northwestern University of Chicago. Prior to his retirement in December 1993, Mr. Votaw served as a director and as the president and chief executive officer of Capital Bank, a Texas chartered bank located in Houston, Texas, where he continues to serve as a director.	81	1992

Ping S. Chu, M.D.	Dr. Chu received his Ph.D. degree in chemistry from Massachusetts Institute of Technology before he attended medical school at the University of Miami, Florida. Dr. Chu finished his oncology training at M.D. Anderson Cancer Center in 1989 and has been in solo private practice since completion. Dr. Chu is board certified in internal medicine and medical oncology.	57	2002

James G. Gerace	Mr. Gerace received his degree in Business Administration with a major in accounting from Texas A & M University in 1961. He is a Certified Public Accountant and mediator with professional experience at public accounting firms, performing audits, tax planning and related services. He has served on the Board of Directors of several banks and savings and loan associations and has maintained his own CPA firm for approximately the last 38 years.	71	2004

Xiao H. Li, M.D.	Dr. Li received her MD degree from Sun Yat-Sen University of Medical Science in Canton, China in 1984. She finished her internal medicine training at the Lutheran Medical Center in Brooklyn, NY in 1998. Dr. Li practiced as an internist at Space Center Family Practice for one year before joining the Company’s Pasadena facility as an Emergency Room physician and hospitalist in 1999. Dr. Li is board certified in internal medicine.	46	2008

BOARD MEETINGS, COMMITTEES, COMPENSATION AND INDEPENDENCE

Board Meetings and Committees

During fiscal year 2008, our Board of Directors held 13 meetings and took one action by unanimous consent. For fiscal year 2008, all directors attended at least 75% or more of the aggregate number of meetings held by our Board of Directors and the committees on which he or she served. There were five directors who attended the February 15, 2008 Annual Meeting. Directors are encouraged, but not required, to attend annual meetings of shareholders of the Company.

Audit Committee

The Audit Committee consisted of Messrs. Gerace and Huber and Dr. Chu for the 2008 fiscal year. Each of the members of the Audit Committee is independent as defined by the National Association of Securities Dealers Marketplace Rules. The Board has determined that Mr. Gerace, who serves as the Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined by the rules promulgated by the Securities and Exchange Commission (the “Commission”).

The Audit Committee generally has responsibility for appointing, overseeing, and determining the compensation of our independent certified public accountants, reviewing the plan and scope of the accountant’s audit, reviewing our audit and control functions, approving all permitted non-audit services provided by our independent certified public accountants, and reporting to our full Board of Directors regarding all of the foregoing. The Audit Committee meets with the independent certified public accountants and our management in connection with its review and approval of (i) the unaudited financials for inclusion in our quarterly reports and (ii) the annual audited financial statements for inclusion in our Annual Report on Form 10-K. The Audit Committee also provides our Board of Directors with such additional information and material as it may deem necessary to make our Board of Directors aware of significant financial matters that require its attention. Additionally, the Audit Committee considers any related party transactions between the Company or any of its subsidiaries and any director, officer or the majority shareholder of the Company. The Audit Committee’s goals and responsibilities are set forth in a written Audit Committee Charter, which is available on our website at www.dynacq.com. The Audit Committee held six meetings and took no actions by unanimous consent during the year ended August 31, 2008. The Audit Committee Report is set forth below.

Compensation Committee

The Compensation Committee consisted of Messrs. Gerace and Votaw and Dr. Chu for the 2008 fiscal year. Only independent directors serve on the Compensation Committee. The Compensation Committee held six meetings and took no action by unanimous consent during the year ended August 31, 2008. The Compensation Committee’s charter is available on our website at www.dynacq.com.

The Compensation Committee has the purpose and direct responsibility to review and approve corporate goals and objectives relevant to the compensation of the Company’s chief executive officer, evaluate the chief executive officer’s performance in light of those goals and objectives, and determine or recommend to the full Board for determination, the chief executive officer’s compensation based on this evaluation. The Compensation Committee also is responsible for determining, or recommending to the full Board for determination, the compensation of all other executive officers of the Company, overseeing the administration of the incentive compensation plans and equity based plans of the Company and approving issuances under those plans.

The Compensation Committee’s charter reflects these responsibilities, and the Compensation Committee and the Board periodically review and, if appropriate, revise the charter. In performing its function, the Compensation Committee may review executive compensation surveys and other available information from companies in the same industry, but has not engaged compensation consultants to advise the committee. The Board may direct that certain determinations of the Compensation Committee be submitted to the independent members of the Board for their consideration and approval. At Board meetings, the Chairman of the Compensation Committee reports on the actions and recommendations of that committee, with all discussions of the chief executive officer’s compensation occurring without him being present. The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee consisting of one or more members, but has not yet chosen to do so.

The Company’s chief executive officer annually reviews the performance of each of the Named Executive Officers (as hereafter defined) other than himself, and the compensation paid to those individuals during the past fiscal year, and makes recommendations to the Compensation Committee regarding compensation to be paid to those individuals during the next fiscal year. Following a review of these conclusions and recommendations, the Compensation Committee makes compensation decisions for these executives as it deems appropriate. The Compensation Committee meets with the chief executive officer annually to discuss his performance, but ultimately decisions regarding his compensation are made solely by the Compensation Committee based on its deliberations.

Nominations to the Board of Directors

On February 15, 2008, the Board of Directors increased the number of directors on the Board from six to seven, and elected Dr. Xiao H. Li as a director of the Company to serve until the next annual meeting of the shareholders of the Company.

The Company believes that it is appropriate for the Company not to have a standing nominating committee or committee performing similar functions because it is appropriate for the full board to consider and make such director nominations, with the approval of a majority of the independent directors.

Director nominees may be identified by the Board of Directors through current board members, officers, shareholders or other persons. Any shareholder desiring to submit a nomination to the Board of Directors should send the recommendation in writing, together with appropriate background and contact information, to the Secretary of the Company at the address of the Company’s principal executive offices set forth previously. The Board of Directors has not established formal minimum qualifications for a director nominee and evaluates any nominee on a case-by-case basis.

Family Relationships

There are no familial relationships among the executive officers and directors.

Compensation of Directors

Messrs. Chiu M. Chan and Philip S. Chan receive compensation only as officers of Dynacq. For fiscal 2008 each of the independent directors was paid a stipend of $2,000 per month for the first 10 months and $3,000 per month thereafter, except that the Chairman of the Audit Committee was paid a stipend of $2,500 per month for the first 10 months and $4,500 per month thereafter, for his or her service to the Board and the committees on which he or she serves.

The following table sets forth certain information regarding the compensation paid to the Company’s non-employee directors for their service during the fiscal year ended August 31, 2008.

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
Ping S. Chu	$26,000	—	$26,000
James G. Gerace	$34,000	—	$34,000
Stephen L. Huber	$26,000	—	$26,000
Xiao H. Li(1)	$15,000	—	$15,000
Earl R. Votaw	$26,000	—	$26,000

(1)	Dr. Li was elected a director on February 15, 2008.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, which recommends compensation levels for our chief executive officer and is authorized to consider and make grants of options pursuant to any approved stock option plan and to administer such plan, is comprised of Messrs. Gerace and Votaw and Dr. Chu. None of these members have been an officer or employee of Dynacq or any of its subsidiaries. There are no interlocking relationships between members of the Compensation Committee and the compensation committees of other companies’ board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors, executive officers and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Commission. Copies of all filed reports are required to be furnished to us. Based solely on the reports received by us and on the representations of the reporting persons, we believe that except for Dr. Ping S. Chu who filed his Form 4 on December 21, 2007 for stock purchases on November 27, 2007, these persons complied with all applicable filing requirements during the fiscal year ended August 31, 2008.

Independence and “Controlled Company” Disclosure

Mr. Chiu M. Chan owns or controls 8,398,320 shares of the Company’s common stock and, therefore, holds approximately 54% of the Company’s voting power as of December 26, 2008. Thus, the Board of Directors has determined that the Company is a “controlled company” within the meaning of Rule 4350(c)(5) of the National Association of Security Dealers Marketplace Rules. As a “controlled company,” the Company is exempt from certain listing standards of Nasdaq and is thus not required to have (i) a board of directors comprised of a majority of independent directors; (ii) compensation of the executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (iii) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors. However, the Company is not exempt from the requirements to have an audit committee comprised of at least three independent directors and to hold regularly scheduled meetings in which only the independent directors are present.

EXECUTIVE OFFICERS

The Company’s executive officers are Mr. Chiu M. Chan, Chief Executive Officer, President, and Chairman of the Board and Mr. Philip S. Chan, Vice President – Finance and Chief Financial Officer. Mr. Alan A. Beauchamp, resigned from his position as an Executive Vice President and Chief Operating Officer effective August 15, 2008. Throughout this Proxy Statement, these individuals are sometimes referred to collectively as the “Named Executive Officers.” Please refer to the director biographies for information regarding Messrs. Chiu Chan and Philip Chan. The following sets forth the name, age, present title, principal occupation, and certain biographical information for the past five years for Mr. Beauchamp.

Alan A. Beauchamp, age 55, served as an Executive Vice President and our Chief Operating Officer from January 17, 2005 to August 15, 2008. From 2004 until his employment with the Company, Mr. Beauchamp was a consultant to HealthPlus+ at Doctors Hospital Parkway and Doctors Hospital Tidwell in Houston, Texas, and from 2003 to 2004, a partner with Medical Links International. Prior to that time, Mr. Beauchamp accumulated significant experience in an administrative and executive capacity for several healthcare organizations, including Premier Analytical Laboratories and Mid-America Healthcare Group, a private company owning four hospitals. Mr. Beauchamp graduated from Texas A&M University in 1975 with a Bachelors of Business Administration degree in accounting.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation of the Named Executive Officers for the past two fiscal years:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Chiu M. Chan,	2008	206,663	800,000	41,478	15,539	1,063,680
Chief Executive Officer	2007	180,000	—	10,369	12,725	203,094

Philip S. Chan,	2008	193,335	500,000	42,503	7,998	743,836
Chief Financial Officer	2007	180,000	—	10,626	1,681	192,307

Alan A. Beauchamp(3)	2008	273,077	200,000	—	5,048	478,125
Chief Operating Officer	2007	150,000	—	10,626	276	160,902

(1)

Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended August 31, 2008 and 2007, in accordance with FAS 123(R), without taking into account an estimate of forfeitures of stock option grants. Assumptions used in the calculation of these amounts are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended August 31, 2008 included in the Annual Report on Form 10-K. All options granted to Mr. Beauchamp were unexercised and forfeited subsequent to the year ended August 31, 2008. There were no forfeitures during fiscal 2008. These stock options were awarded to the Named Executive Officers in fiscal 2007.

(2)	Represents amounts paid by the Company for life insurance premium, employer’s contribution to the Company’s 401(k) plan and club membership fees.
(3)	Mr. Beauchamp’s employment with the Company terminated on August 15, 2008.

In recognition of the accomplishments of the Company in fiscal 2008, including collecting old accounts receivable related to Texas workers’ compensation cases, increasing the caseload at its Pasadena and Garland hospitals, selling its Baton Rouge hospital for a $4.7 million gain, and to reward superior dedication and performance, the Compensation Committee increased the base salaries and paid bonuses to its executive officers on January 11, 2008 as follows: Mr. Chiu M. Chan’s salary was increased to $220,000 and he was a paid a bonus of $300,000; Mr. Philip S. Chan’s salary was increased to $200,000 and he was paid a bonus of $200,000; and Mr. Alan A. Beauchamp’s salary was increased to $200,000 and he was paid back pay of $90,384 and a bonus of $200,000. On November 17, 2008, the Compensation Committee paid additional bonuses of $500,000 to Mr. Chiu M. Chan and $300,000 to Mr. Philip S. Chan, for the fiscal year ended August 31, 2008.

Grants of Plan Based Awards

There were no equity or non-equity incentive plan awards to the Named Executive Officers in fiscal year 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity-based awards held by the Named Executive Officers as of August 31, 2008.

	Option Awards
					Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Expiration Date
	Number of Securities Underlying Unexercised Options					Option Exercise Price
Name	Exercisable		Unexercisable
Chiu M. Chan	25,000	(1)	75,000	(1)	—	$2.75	06/22/13
Philip S. Chan	197,500		—		—	$4.44	12/05/10
	25,000	(1)	75,000	(1)	—	$2.50	06/22/13
Alan A. Beauchamp(2)	—		—		—	—	—

(1)

Of the 100,000 stock options granted to Mr. Chiu M. Chan and Mr. Philip S. Chan on June 22, 2007, 25% vested on June 22, 2008, and the balance will vest in three annual installments beginning on June 22, 2009.

(2)	All options granted to Mr. Alan A. Beauchamp were unexercised and forfeited subsequent to the year ended August 31, 2008.

Option Exercises

No stock options were exercised by any of the Named Executive Officers in the fiscal year ended August 31, 2008.

Potential Payments upon Termination or Change-in-Control

The Named Executive Officers do not have employment agreements with the Company and are all employed on an “at will” basis. The Company does not have arrangements with any of its Named Executive Officers providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change-in-control. Grants of stock options to all employees eligible to receive such grants under the Company’s 2000 Incentive Plan vest immediately in the event of a change in control; therefore, no separate disclosure is presented herein with respect to the acceleration of stock options held by the Named Executive Officers upon a change of control under the terms of this stock option plan.

AUDIT COMMITTEE REPORT

For the fiscal year 2008, the Audit Committee operated under a written charter adopted by our Board of Directors. The Audit Committee members’ responsibilities and functions are not intended to duplicate or to certify the activities of management and the independent certified public accountants. The Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Our management has the primary responsibility for the financial statements and reporting process, including our systems of internal controls.

During the fiscal year 2008, at various meetings the Audit Committee met with senior members of the Company’s financial management team, the Audit Committee’s independent counsel and/or our independent certified public accountants to review and discuss the financial statements and to discuss significant accounting issues.

On November 26, 2008, the Audit Committee discussed with our independent certified public accountants and senior management the critical accounting policies of the Company and key estimates used in preparing the audited financial statements for the fiscal year ending August 31, 2008, as well as the quality of the Company’s financial reporting. This included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee reviewed the certifications prepared by the Chief Executive Officer and the Chief Financial Officer that the consolidated financial statements of the Company present fairly, in all material respects, the financial position and results of operations of the Company. The Audit Committee’s review also included discussion with the independent auditors of matters required pursuant to the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee, among other things, discussed with Killman, Murrell & Company, P.C. matters relating to its independence, including the written disclosures and letter made available to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve, and the Board has approved, the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2008 for filing with the Commission.

This report is furnished by the Audit Committee of our Board of Directors.

James G. Gerace

(Chairman)

Ping S. Chu

Stephen L. Huber

The report of the Audit Committee shall not be deemed to be “soliciting material” or to be filed with the Commission, nor shall this information be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 1, 2008, information with respect to shares beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (b) each of our directors and the named executive officers named in the Summary Compensation Table above, and (c) all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, some shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within sixty days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investing power with respect to all shares of common stock shown as beneficially owned by them.

Beneficial Owner(1)	Number Of Shares		Percent Of Class(2)
Chiu M. Chan	8,423,320	(3)	54.06%
Philip S. Chan	546,589	(4)	3.46%
Ping S. Chu	276,973	(5)	1.78%
Earl R. Votaw	40,683		*
James G. Gerace	20,000		*
Xiao H. Li	19,533	(6)	*
Stephen L. Huber	—		—
Alan A. Beauchamp(7)	—		—
All directors and executive officers as a group (8 persons)	9,327,098	(8)	59.02%

(1)	The address for each named person is 10304 Interstate 10 East, Suite 369, Houston, Texas 77029.
(2)	Based on 15,555,731 shares outstanding as of December 1, 2008.
(3)

Includes 1,610,205 shares held by Mr. Chan’s spouse. Includes 25,000 shares underlying options, which are currently exercisable. .Since Mr. Chan has voting power with respect to 54.06% of the Company’s outstanding common stock, he controls the outcome of any matter requiring the vote of a majority of the outstanding shares to approve.

(4)	Includes 222,500 shares underlying options, which are currently exercisable.
(5)	Includes 404 shares held by each of Dr. Chu’s two children.
(6)	Includes 1,800 shares held by Dr. Li’s spouse and 3,700 shares held by each of her two children.
(7)	Mr. Beauchamp resigned on August 15, 2008.
(8)	Includes 247,500 shares of common stock underlying options, which are currently exercisable.
*	Indicates ownership of less than 1%.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information as of December 1, 2008, with respect to all of the Company’s equity compensation plans under which equity securities are authorized for issuance.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance (excluding securities reflected in first column)
Plan Category
Plans approved by shareholders	2,430,162	$3.56	1,360,979
Plans not approved by shareholders	—	—	—

Total	2,430,162	$3.56	1,360,979

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

Killman, Murrell & Company, P.C. (“KMC”) audited the Company’s consolidated financial statements for the fiscal year ended August 31, 2008, and has advised the Company that it will have representatives available at the 2009 Annual Meeting to respond to appropriate questions. Such representatives will be permitted to make a statement if they desire to do so. The Company has selected KMC as its independent certified public accountants to audit its fiscal year 2009 consolidated financial statements. The Board of Directors recommends a vote FOR ratification of that selection.

Audit Fees

The following table presents fees for professional services rendered by the independent registered public accounting firm for the audit of the Company’s annual financial statements, fees for audit-related services, tax services and all other services.

	2008	2007
Audit Fees	$368,520	$268,783
Audit Related Fees	—	—
Tax–Related Fees	$13,895	$13,568
All Other Fees	—	—

Audit Fees for the fiscal years ended August 31, 2008 and 2007 represent the aggregate fees billed for professional services rendered by KMC for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

There were no Audit Related Fees for the fiscal years ended August 31, 2008 and 2007.

Tax-Related Fees

Tax-Related Fees represents the aggregate fees billed for professional services rendered for the fiscal years ended August 31, 2008 and 2007 by KMC for income tax return preparation and tax compliance.

All Other Fees

There were no All Other Fees for the fiscal years ended August 31, 2008 and 2007.

Audit Committee Pre-Approval Policies and Procedures

All audit and non-audit services performed by the independent certified public accountants are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors’ independence. The Audit Committee’s charter provides that the Audit Committee may delegate to any of its members the authority to pre-approve any services performed by the independent certified public accountants, provided that such approval is presented to the Audit Committee at its next scheduled meeting. All of the audit-related, tax and all other services described above were pre-approved by the full Audit Committee.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the 2010 Annual Meeting of Shareholders must be received by the Secretary of the Company at its principal executive offices by September 10, 2009 to be considered for inclusion in the proxy statement and form of proxy relating to the 2010 Annual Meeting. In order for any shareholder proposal that is not included in such proxy statement and form of proxy to be brought before the 2010 Annual Meeting, such proposal must be received by the Secretary of the Company at its principal executive offices by September 10, 2009.

The Annual Report on Form 10-K of the Company for the year ended August 31, 2008, including audited financial statements, is enclosed with this proxy statement but does not constitute a part of the proxy soliciting material.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Six members of Mr. Chiu Chan’s immediate family (four brothers-in-law and two sisters-in-law) are employed by the Company or its subsidiaries. Such family members received an aggregate of $494,916 in compensation from the Company or its subsidiaries in fiscal year 2008.

Two members of Mr. Philip Chan’s immediate family (his sister and a sister-in-law) are employed by the Company or its subsidiaries. Such family members received an aggregate of $190,687 in compensation from the Company or its subsidiaries in fiscal year 2008.

The Company has retained Redwood Health Corporation (“Redwood”), to furnish physicians to provide in-house emergency medical coverage for its Pasadena facility during the weekend hours and weekday nights at an hourly rate of $75. The son of the Company’s Chief Executive Officer is a physician and an affiliate of Redwood. The Company paid $437,100 and $433,500 for emergency room physician services to Redwood in fiscal 2008 and 2007, respectively. Management, as well as the Audit Committee that approved the agreement, believes that the hourly rate being paid is consistent with comparable in-house emergency medical coverage rates available in the area.

The Company leases 7,250 square feet of office space for its executive offices through September 1, 2011 for $6,525 per month. The lessor of the office space is Capital Bank, of which Mr. Earl Votaw, one of the Company’s directors, is a director. Management believes that the lease rate being paid is consistent with comparable commercial rates available in the area.

Dr. Ping Chu, a director, has paid the Company $13,088 and $19,768 during fiscal years ended August 31, 2008 and 2007, respectively for rent and management fees. As of August 31, 2008 and 2007, the Company had accounts receivable from Dr. Chu of $22,441 and $36,595, respectively. Included in the accounts receivable balance were amounts applicable to Dr. Chu’s staffs’ payroll for which he reimburses the Company in the ordinary course of business.

Dr. Xiao Li, a director, was paid $189,275 and $188,975 to provide in-house medical services to the emergency room patients at the Pasadena facility during the fiscal years ended August 31, 2008 and 2007, respectively. Management, as well as the Board of Directors who approved the agreement, believes that the rate being paid is consistent with comparable in-house emergency medical services available in the area.

For fiscal 2008 there were no transactions, relationships or arrangements with any of the independent directors not disclosed above that were considered by the Board of Directors under the applicable independence definitions in determining that the director was independent.

SOLICITATION

The Company will bear the cost of the solicitation of proxies. In addition to solicitation by mail, certain of the directors, officers or regular employees of the Company may, without extra compensation, solicit the return of proxies by telephone or electronic media. Arrangements will be made with brokerage houses, custodians and other fiduciaries to send proxy material to their principals, and they will be reimbursed by the Company for any out-of-pocket expenses.

VOTING PROCEDURES

A majority of the outstanding shares of common stock present in person or represented by proxy at the 2009 Annual Meeting constitutes a quorum for the transaction of business. If an executed proxy card is returned and the shareholder has explicitly abstained from voting on a proposal, the shares represented by such proxy will be considered present at the annual meeting for purposes of determining a quorum and will count as votes cast on the matter but will not count as votes cast in favor of the proposal. Broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no effect on the results of the vote.

The inspector of elections appointed by the Company will count all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the meeting. The affirmative vote of holders of a plurality of the common stock present or represented by proxy at the meeting and entitled to vote is required for the election of each director nominee (Proposal 1), and the affirmative vote of holders of a majority of the common stock present or represented by proxy at the meeting and entitled to vote is required on the ratification of the selection of auditors (Proposal 2) and on all other matters before the meeting. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors, and on all other matters abstentions have the effect of a vote against the proposal and broker non-votes will not be taken into account.

OTHER MATTERS

Shareholders who wish to communicate with the Board of Directors, or with any individual director, may send such communication in writing addressed to the Board of Directors, or to an individual director, at 10304 Interstate 10 East, Suite 369, Houston, Texas 77029. All communications received from shareholders are sent directly to Board members.

The Board knows of no other business to come before the 2009 Annual Meeting. However, if any other matters are properly brought before the 2009 Annual Meeting, the persons named in the accompanying form of proxy or their substitutes will vote in their discretion on those matters.

ANNUAL MEETING OF SHAREHOLDERS OF

DYNACQ HEALTHCARE, INC.

February 16, 2009

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

ADDRESS CHANGE:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

1.	To elect Directors to the Board of Directors to serve until the next annual meeting of shareholders or until their respective successors are elected and qualified.

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See Instructions below)

NOMINEES:

0	Chiu M. Chan

0	Philip S. Chan

0	Stephen L. Huber

0	Earl R. Votaw

0	Ping S. Chu

0	James G. Gerace

0	Xiao H. Li

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

2.	To ratify the appointment of Killman, Murrell & Company, P.C. as independent auditors for the Company for the fiscal year ending August 31, 2009.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	To transact such other business as may properly come before the meeting and any adjournments.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Our Board of Directors is not aware of any other proposals for the 2009 Annual Meeting.

All shareholders of record at the close of business on December 26, 2008, are entitled to notice of and to vote at the meeting or any adjournment. At least a majority of the outstanding shares of the Company are required to be present at the meeting or represented by proxy to constitute a quorum.

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees for Director, FOR the ratification of the appointment of Killman, Murrell & Company, P.C. as the Company’s independent auditors and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

The Board of Directors recommends a vote FOR the election of the nominees for Director, and FOR the ratification of the appointment of Killman, Murrell & Company, P.C. as the Company’s independent auditors.

Signature (PLEASE SIGN WITHIN BOX)	Date

Signature (Joint Owners)	Date

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

DYNACQ HEALTHCARE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON FEBRUARY 16, 2009

The 2009 Annual Meeting of the Shareholders of Dynacq Healthcare, Inc. (the “Company”) will be held on February 16, 2009, at 10:00 a.m. Central Standard Time, at the Company’s executive offices located at 10304 Interstate 10 East, Suite 369, Houston, Texas 77029.

The undersigned having received the notice and accompanying Proxy Statement for said meeting hereby constitutes and appoints Chiu M. Chan or Philip S. Chan, or any of them, his/her true and lawful agents and proxies, with power of substitution and resubstitution in each, to represent and vote at the 2009 Annual Meeting scheduled to be held on February 16, 2009, or at any adjournment or postponement thereof on all matters coming before said meeting, all shares of common stock of Dynacq Healthcare, Inc. which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

(Continued and to be dated and signed on the reverse side.)